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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CTC Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2008

Dear CTC Media Stockholder:

       You are cordially invited to our Annual Meeting of Stockholders on Thursday, April 24, 2008, beginning at 12:00 p.m., local time, at the Hilton Stockholm Slussen Hotel, Guldgränd 8, Stockholm, Sweden 10465. The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote "FOR" these proposals.

       We look forward to seeing you there.

Very truly yours, Alexander Rodnyansky Chief Executive Officer

CTC MEDIA, INC.
15A, PRAVDA STREET
MOSCOW, 125124 RUSSIA

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 24, 2008

Dear Stockholder:

        The 2008 Annual Meeting of Stockholders of CTC Media, Inc., a Delaware corporation, will be held on Thursday, April 24, 2008 at 12:00 p.m., local time, at the Hilton Stockholm Slussen Hotel, Guldgränd 8, Stockholm, Sweden 10465. At the meeting, stockholders will consider and vote on the following matters:

  1.
  To elect three Class II Directors, each for a three-year term; and

  2.
  To ratify the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2008.

        The stockholders will also act on any other business as may properly come before the meeting. The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

        A copy of our Annual Report to Stockholders for the year ended December 31, 2007 accompanies this Notice and the enclosed Proxy Statement.

        If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. You must also bring a form of personal identification.

By Order of the Board of Directors, Boris Podolsky Chief Financial Officer and Company Secretary

April 1, 2008

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE—ELECTION OF DIRECTORS	5
Directors	5
CORPORATE GOVERNANCE	9
Board Determination of Independence	9
Board of Directors Meetings and Attendance	9
Committees of the Board of Directors	9
Audit Committee	10
Compensation Committee	10
Nominating and Corporate Governance Committee	11
Director Nomination Process	11
Communications from Stockholders	12
Code of Business Conduct and Ethics	12
Report of the Audit Committee of the Board of Directors	12
Independent Registered Public Accounting Firm Fees	14
Audit Committee's Pre-Approval Policy and Procedures	15
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16
Policies and Procedures Regarding Related Party Transactions	16
Related Party Transactions	16
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION	21
Compensation Discussion and Analysis	21
Executive Officers	24
Executive Compensation	26
2007 Summary Compensation Table	26
Grants of Plan-Based Awards in Fiscal Year 2007	28
Outstanding Equity Awards at Fiscal Year-End 2007	29
Option Exercises During Fiscal 2007	30
Potential Payments Upon Termination or Change in Control	30
Equity Compensation Plan Information	34
Director Compensation	34
Compensation Committee Interlocks and Insider Participation	35
Compensation Committee Report	35
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
OTHER MATTERS	37
Section 16(a) Beneficial Ownership Reporting Compliance	37
Stockholder Proposals for the 2009 Annual Meeting	37
Delivery of Security Holder Documents	37

CTC MEDIA, INC.
15A, Pravda Street
Moscow, 125124 Russia

Proxy Statement for the 2008 Annual Meeting of Stockholders
To Be Held on April 24, 2008

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CTC Media, Inc. (the "Company" or "CTC Media"), a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, April 24, 2008 at 12:00 p.m., local time, at the Hilton Stockholm Slussen Hotel, Guldgränd 8, Stockholm, Sweden 10465, and at any adjournment or postponement thereof (the "Annual Meeting").

        Directions to the Hilton Stockholm Slussen Hotel, Stockholm, Sweden are available by telephone at + 46-8-51735300 or at the Hilton Stockholm Slussen Hotel's website at http://www1.hilton.com/en_US/hi/hotel/STOSLHI-Hilton-Stockholm-Slussen-hotel/directions.do.

        All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified in the proxy, the shares will be voted in favor of the matters set forth in the accompanying Notice of 2008 Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company. Attendance at the Annual Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

        The notice of annual meeting, this proxy statement and the company's Annual Report to Stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2007), are being mailed to stockholders on or about April 4, 2008.

Important Notice Regarding the Availability of Proxy Materials for the
2008 Annual Meeting of Stockholders

        This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2007 are available for viewing, printing and downloading at www.edocumentview.com/CTCM.

        Additionally, you can find our Form 10-K for the year ended December 31, 2007 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report to Stockholders (which includes our annual report on Form 10-K f or the year ended December 31, 2007), free of charge, from us by sending a written request to: Investor Relations, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia or by e-mail to eostrova@ctcmedia.ru. Copies of any exhibits to our annual report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        At the close of business on March 14, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 152,124,096 shares of common stock, $0.01 par value per share, of the Company. Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.

        Under our Amended and Restated By-Laws (the "By-Laws"), the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of Directors. The ratification of the selection of Ernst & Young LLC ("Ernst & Young") requires the approval of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on the matter.

        Shares held by stockholders who abstain from voting as to a particular matter, and "broker non-votes," which are shares held in "street name" by banks, brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. If the shares you own are held in street name by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

        Other than the Stockholders' Agreement described below under the heading "Certain Relationships and Related Transactions", to the knowledge of the Company, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2008 by:

  •
  each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock,

  •
  each of our directors,

  •
  each executive officer named in the Summary Compensation Table included in this proxy statement, and

  •
  all of our directors and named executive officers as a group.

        The beneficial ownership set forth below includes any shares that the person has the right to acquire within 60 days after March 31, 2008 through the exercise or conversion of any stock option or other right. The address for each director and executive officer of the Company is: c/o CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned	Shares Underlying Share Appreciation Rights and/or Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% stockholders
MTG Russia AB(2) Skeppsbron 18 Box 2096 SE-10313 Stockholm, Sweden	60,008,800	—	60,008,800	39.44%
Alfa CTC Holdings Limited(3) Themistokli Dervi 5 Elenion Building, 2nd Floor P.C. 1066 Nicosia, Cyprus	39,548,896	—	39,548,896	25.99%
Access Industries Holdings LLC c/o Access Industries, Inc. 730 Fifth Avenue, 20th Floor New York, NY 10019	9,485,000	—	9,485,000	6.23%
FMR Corp. 82 Devonshire Street Boston, MA 02109	8,815,400	—	8,815,400	5.79%
Directors
Hans-Holger Albrecht(2)	60,008,800	—	60,008,800	39.44%
Peter Aven(3)	39,548,896	—	39,548,896	25.99%
Tamjid Basunia	—	—	—	—
Maria Brunell Livfors(2)	60,008,800	—	60,008,800	39.44%
Charles Burdick	—	—	—	—
Kaj Gradevik(4)	—	—	—	—
Elena Grechina(5)	—	—	—	—
Werner Klatten	—	—	—	—
Oleg Sysuev(3)	39,548,896	—	39,548,896	25.99%
Named Executive Officers
Alexander Rodnyansky(6)	—	7,824,831	7,824,831	4.89%
Boris Podolsky	—	—	—	—
Nilesh Lakhani(7)	—	—	—	—
Vladimir Khanumyan(8)	—	590,118	590,118	*
Viacheslav Sinadski	—	—	—	—
Sergey Petrov(8)	—	22,084	22,084	*
John Dowdy(9)	—	—	—	—
All current directors and named executive officers as a group (16 persons)(2)(3)	99,557,696	8,437,033	107,994,729	67.25%

*
Represents less than 1% of our outstanding common stock.

(1)
We believe that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 31, 2008 through the exercise of any stock option or other right. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock. Shares of common stock which an individual or entity has a right to acquire within the 60-day period following March 31, 2008 pursuant to the exercise of options or share appreciation rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
Consists of 60,008,800 shares held by MTG Russia AB, of which Mr. Albrecht and Ms. Brunell Livfors disclaim beneficial ownership, except to the extent of their pecuniary interest therein. Mr. Albrecht, Co-Chairman of our Board of Directors, is the president and CEO of Modern Times Group MTG AB, an affiliate of MTG Russia AB. Maria Brunell Livfors, a member of our Board of Directors, is the CEO of Investment AB Kinnevik, the principal shareholder of Modern Times Group MTG AB.

(3)
Consists of 39,548,896 shares held by Alfa CTC Holdings Limited. Peter Aven, Co-Chairman of our Board of Directors, and Oleg Sysuev, a member of our Board of Directors, are president and first deputy chairman, respectively, of Alfa Bank. ABH Holdings Corporation is the ultimate parent company of Alfa Bank and Alfa CTC Holdings Limited. Messrs. Aven and Sysuev disclaim beneficial ownership of the shares held by Alfa CTC Holdings Limited, except to the extent of their pecuniary interest therein.

(4)
Mr. Gradevik, a member of our Board of Directors, is an employee of Modern Times Group MTG AB, an affiliate of MTG Russia AB.

(5)
Ms. Grechina, a member of our Board of Directors, is an employee of Alfa Bank.

(6)
Consists of 6,217,600 shares issuable, upon exercise of share appreciation rights held by Mr. Rodnyansky should we elect to satisfy such exercise by the issuance of shares of common stock, and options to purchase 1,607,231 shares, each exercisable within 60 days of March 31, 2008.

(7)
Mr. Lakhani resigned from his employment with CTC Media on December 10, 2007. The number of shares reflected as beneficially owned by Mr. Lakhani is based upon information obtained through Company records.

(8)
Consists solely of options exercisable within 60 days of March 31, 2008.

(9)
Mr. Dowdy resigned from his employment with CTC Media on December 31, 2007. The number of shares reflected as beneficially owned by Mr. Dowdy is based upon information obtained through Company records.

PROPOSAL ONE

ELECTION OF DIRECTORS

        Our By-Laws provide for a Board of Directors that is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The term of the Class I Directors expires at the 2010 Annual Meeting, the term of the Class II Directors expires at the 2008 Annual Meeting, and the term of the Class III Directors expires at the 2009 Annual Meeting. Tamjid Basunia, Maria Brunell Livfors and Oleg Sysuev currently serve as Class II Directors of the Company and are proposed for reelection as Class II Directors. Each nominee has consented to being named herein, and, if reelected, to serve as a director until his successor is duly elected and qualified. There are no family relationships between or among any of our officers or directors.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by the Board of Directors.

Directors

        Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for reelection as Class II Directors) and the positions and offices held, principal occupation and business experience during at least the past five years, the names of other publicly held companies of which the individual serves as a director and the year of commencement of the term as director of CTC Media. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 31, 2008, appears in this proxy statement under the heading "Security Ownership of Certain Beneficial Owners and Management."

        If they are reelected, Ms. Brunell Livfors and Messrs. Basunia and Sysuev each would hold office until our annual meeting of stockholders in 2011 and until her or his successor is duly elected and qualified. Each of the nominees has indicated her or his willingness to serve, if reelected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

Name	Age	Title	Class to Which Director Belongs
Hans-Holger Albrecht(1)(3)	44	Co-Chairman of the Board of Directors	Class III
Peter Aven(1)(3)	53	Co-Chairman of the Board of Directors	Class III
Tamjid Basunia(2)	61	Director	Class II
Maria Brunell Livfors	42	Director	Class II
Charles J. Burdick(1)(2)	56	Director	Class III
Kaj Gradevik	36	Director	Class I
Elena Grechina(4)	33	Director	Class I
Werner Klatten(2)(3)	62	Director	Class I
Oleg Sysuev	55	Director	Class II

(1)
Member of Compensation Committee
(2)
Member of Audit Committee
(3)
Member of Nominating and Corporate Governance Committee
(4)
Elena Grechina was designated to our Board of Directors on March 28, 2008 by our stockholder Alfa CTC Holdings, pursuant to a stockholders' agreement dated May 12, 2006 currently by and among CTC Media, MTG Russia AB and Alfa CTC Holdings Limited, and as described in the section below titled "Director Candidates". Ms. Grechina replaced Vagan Abgaryan, who served as a member of our Board of Directors from June 2006 until his resignation on March 28, 2008.

        Hans-Holger Albrecht.    Mr. Albrecht has been a member of the Board of Directors since July 2002 and was appointed Co-Chairman in December 2003. He is president and CEO of Modern Times Group MTG AB, a publicly listed television and media group based in Sweden ("MTG"). An affiliate of MTG is one of our principal stockholders. Mr. Albrecht joined MTG in 1997 and has served as its president and CEO since August 2000. Prior to joining MTG, Mr. Albrecht worked for Daimler-Benz and for the CLT media group in Luxembourg, where he had responsibility for SuperRTL and CLT's Digital-TV project, as well as for all television activities and development in Germany and Eastern Europe. Mr. Albrecht also serves as a director of EM.TV, a German listed company.

        Peter Aven.    Mr. Aven has been a member of the Board of Directors since July 2002 and was appointed Co-Chairman in December 2003. He is president of Alfa Bank, one of Russia's largest commercial banks, where he is responsible for overall strategy and for relations with business and government leaders. An affiliate of Alfa Bank is one of our principal stockholders. Prior to joining Alfa Bank in 1994, Mr. Aven was Minister of Foreign Economic Relations for the Russian Federation (1991 to 1992). He had previously worked at the International Institute for Applied Systems Analysis in Austria. Mr. Aven is an internationally recognized economist and the author of works on econometrics and Russian agricultural reform. He holds a Ph.D. in Econometrics from Moscow State University. Mr. Aven is chairman of the board of directors of Golden Telecom, Inc., a telecommunications company based in Russia. He is also a trustee of the board of directors of the Russian Economics School and serves on the board of directors of the Bolshoi Theater in Moscow.

        Vagan Abgaryan.    Mr. Abgaryan served as a member of our Board of Directors from June 2006 until his resignation on March 28, 2008, as described in footnote 4 above. Mr. Abgaryan is currently an entrepreneur managing several businesses in which he is a partner. From 1995 to 2007, Mr. Abgaryan worked for Alfa Bank, where he held various positions responsible for managing merger and acquisition transactions, as well as supervising long-term investments for Alfa; his last position there was senior vice president, serving as the head of Alfa's asset management department. Mr. Abgaryan continues to act as a consultant for Alfa. Prior to joining Alfa Bank, Mr. Abgaryan worked as an auditor with Ernst & Young CIS' Moscow office from 1993 to 1995. Mr. Abgaryan graduated from the Moscow State Academy of Management as a fellow of the International Economic Relations faculty.

        Tamjid Basunia.    Mr. Basunia has been a member of our Board of Directors since June 2006. Mr. Basunia was a partner at PricewaterhouseCoopers L.L.P. for more than 20 years until his retirement in December 2005, working in London, Eastern Europe, the Middle East and, for 11 years, the Russian Federation. Mr. Basunia has worked in audit and business advisory roles for banks and other financial institutions, assisting on a variety of issues such as strategy, profitability reviews, risk management and human resource policies. His role at PricewaterhouseCoopers included serving as chairman of the supervisory board for Eastern European operations and as chairman of the audit committee for more than ten years. Mr. Basunia was also chairman of the regulatory group established by the principal international accounting firms in the Russian Federation. Mr. Basunia is a fellow of the Institute of Chartered Accountants in England and Wales.

        Maria Brunell Livfors.    Ms. Brunell Livfors has been a member of the Board of Directors since February 2006. She has been the chief executive officer of Investment AB Kinnevik, the principal shareholder of MTG, since August 2006. She served as chief financial officer of MTG from 2001 to May 2006. From 1992 to 2001 she served in a number of financial management and controlling positions with MTG. Prior to joining MTG, Ms. Brunell Livfors worked as a controller at Consensus AB, a finance house providing securities brokerage, insurance brokerage and financial advisory services. She also serves as a member of the boards of directors of Metro International S.A., Transcom Worldwide SA, Tele2 AB and Milllicom International Cellular S.A., all publicly listed on the Stockholm Stock Exchange. Ms. Brunell Livfors studied business and economics at the University of Stockholm.

        Charles Burdick.    Mr. Burdick has been a member of our Board of Directors since June 2006. Mr. Burdick has an extensive background in telecommunications and media, with over 25 years experience in the industry. Until July 2005, he was chief executive officer of HIT Entertainment Plc, a publicly listed provider of pre-school children's entertainment. From 1996 to 2004, he worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as chief financial officer and chief executive officer. In these roles he oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as a non-executive director and audit chairman of Singer and Friedlander, a UK merchant bank, owned by the Kaupthing Group, a non-executive director and chairman of Converse Technologies, an NYSE-listed company, and as a non-executive director of Bally Total Fitness Holding Corporation. Mr. Burdick holds a M.B.A. from University of California, Los Angeles and a B.A. in Economics from the University of California, Santa Barbara.

        Kaj Gradevik.    Mr. Gradevik has been a member of the Board of Directors since July 2002. He joined MTG, an affiliate of one of our principal stockholders, in May 2001 as a business development manager and is currently its head of mergers and acquisitions and business development, mainly responsible for origination and execution of MTG's mergers and acquisitions as well as its international expansion in the television broadcasting sector having, inter alia, managed the execution of MTG's investments in CTC Media and TV Prima (Czech Republic). Prior to joining MTG, he was an investment manager at Spray Ventures, a Swedish venture capital firm focusing on the IT sector. From 1998 to 2000, Mr. Gradevik worked as an investment banker at Merrill Lynch in London, specializing in mergers and acquisitions in the emerging markets. He also previously worked as a diplomat for the Swedish Ministry of Foreign Affairs and holds a degree of Master of Political Sciences from Uppsala University. Mr. Gradevik also serves as a member of the Supervisory Board of FTV Prima Holding and as a director of Balkan Media Group Ltd.

        Elena Grechina.    Ms. Grechina joined our Board of Directors on March 28, 2008. Since 1999, Ms. Grechina has worked for Alfa Bank, where she has held various positions responsible for managing merger and acquisition transactions in the corporate finance department, as well as supervising long-term investments for Alfa. Her current position at Alfa is senior vice president, heading Alfa's asset management department. Prior to joining Alfa Bank, Ms. Grechina worked as a securities analyst with Alfa Asset Management, a Moscow-based private equity investment group, from 1998 to 1999. Ms. Grechina also serves as a director of AV-TO, a subsidiary of Amtel-Vredestein N.V.

        Werner Klatten.    Mr. Klatten has been a member of our Board of Directors since June 2006. Mr. Klatten has extensive experience in the media industry and is currently chairman of the management board of EM.TV AG, a German publicly traded media and marketing company focused on sports and entertainment. Early in his career, Mr. Klatten joined Martin Brinkmann AG in 1977 as senior legal advisor. In 1984, he was appointed to the board of directors of Martin Brinkmann, where he was responsible for marketing and one year later became chairman of that board of directors. In 1988, Mr. Klatten moved to become chief executive officer of the television channel Sat. 1. In 1994, he moved to Spiegel-Verlag as management executive in charge of markets and revenue. Ultimately, he assumed management of Spiegel TV and, in September 2000, he became the chairman of the board of directors of SpiegelNet AG. Mr. Klatten studied jurisprudence and began his career practicing law in Hamburg, Germany.

        Oleg Sysuev.    Mr. Sysuev has been a member of the Board of Directors since October 2003. He is first deputy chairman of the board of directors of Alfa Bank, where he is responsible for the bank's regional branch network and banking in the regions. An affiliate of Alfa Bank is one of our principal stockholders. Prior to joining Alfa Bank in 1999, Mr. Sysuev held senior posts in the Russian

Federation government. Under President Yeltsin, Mr. Sysuev was First Deputy Head of the Presidential Administration (1998-99), Vice-Premier of the Federal Government and Minister of Labor and Social Development (1997-98). He previously served as Mayor of Samara (1992-97) and he also represented Russia in the Council of the European Congress of Local and Regional Government. In addition to his role at Alfa Bank, Mr. Sysuev is president of the Board of Congress of Municipalities of Russia (since April 2000), a member of the Presidential Council for Local Government, and deputy chairman of the Presidential Committee for Literature and the Arts. He has published numerous articles on the structures of post-Soviet Russia.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE REELECTION OF TAMJID BASUNIA, MARIA BRUNELL LIVFORS AND OLEG SYSUEV TO SERVE AS CLASS II DIRECTORS IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

CORPORATE GOVERNANCE

        Our Board of Directors believes that good corporate governance is important to ensure that CTC Media is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors section of our website, www.ctcmedia.ru, under the heading Corporate Governance. Alternatively, you can request a copy of any of these documents by writing to eostrova@ctcmedia.ru.

Corporate Governance Guidelines

        Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of CTC Media and our stockholders. These guidelines, which provide a framework for the conduct of the Board's business, provide that:

  •
  the Board's principal responsibility is to oversee the management of CTC Media;

  •
  a majority of the members of the Board shall be independent directors, unless otherwise permitted by Nasdaq rules;

  •
  the independent directors meet at least twice a year in executive session and at other times at the request of any independent director; and

  •
  directors have full and free access to management.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our Board of Directors has determined that none of our directors has a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and therefore, that each of our directors is an "independent director" as defined under Nasdaq Rule 4200(a)(15). Our Board of Directors reached a similar determination with respect to Vagan Abgaryan, who served as a director from June 2006 until his resignation on March 28, 2008.

        In determining the independence of our directors, our Board considered each of the transactions discussed in "Related Party Transactions" beginning on page 16.

Board of Directors Meetings and Attendance

        Our Board of Directors met eight times during the fiscal year ended December 31, 2007 ("fiscal 2007"). During fiscal 2007, each director attended in person or by phone at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he or she served.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors serving at that time attended the 2007 annual meeting of stockholders.

Committees of the Board of Directors

        Our Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board of Directors. Each committee's current charter is posted in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance.

        Our Board has determined that all of the members of each of the Board's three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from the such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  establishing procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our internal auditing staff, independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules, which is included on page 12 of this proxy statement.

        The members of our Audit Committee are Messrs. Basunia, Burdick and Klatten. Our Board of Directors has determined that Tamjid Basunia is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee met four times during fiscal 2007.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  determining our CEO's compensation;

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our incentive-compensation plans and equity-based plans;

  •
  reviewing and making recommendations to our Board with respect to director compensation; and

  •
  preparing the compensation committee report required by SEC rules, which is included on page 35 of this proxy statement.

        The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Information About Executive and Director Compensation".

        The members of our Compensation Committee are Messrs. Albrecht, Aven and Burdick. The Compensation Committee met two times during fiscal 2007.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of the Board of Directors;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board's committees; and

  •
  developing and recommending corporate governance principles to the Board of Directors.

        The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

        The members of our Nominating and Corporate Governance Committee are Messrs. Albrecht, Aven and Klatten. Our Nominating and Corporate Governance Committee met one time in fiscal 2007.

Director Nomination Process

        In accordance with the terms and conditions of a stockholders' agreement (the "Stockholders' Agreement") dated May 12, 2006 currently by and among CTC Media, MTG Russia AB, a wholly owned subsidiary of MTG ("MTG Russia"), and Alfa CTC Holdings Limited ("Alfa"), three of our directors are currently designated by MTG Russia and three are designated by Alfa (except as described below). One member designated by each of MTG Russia and Alfa serves as one of the Co-Chairmen of our Board of Directors. If the number of shares held by MTG Russia or Alfa falls below designated thresholds, such party will lose the right to designate one or more directors. In addition, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for Audit Committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority. If the percentage shareholding of either MTG Russia or Alfa from time to time is equal to or greater than 20%, it will have the right to designate three directors; if it is less than 20% but equal to or greater than 15%, it will have the right to designate two directors; and if it is less than 15% but greater than 10%, it will have the right to designate one director. Pursuant to the terms of the Stockholders' Agreement, Messrs. Aven and Sysuev and Ms. Grechina and have been designated by Alfa and Messrs. Albrecht and Gradevik and Ms. Brunell Livfors have been designated by MTG Russia.

        With regard to the directors not designated by MTG Russia or Alfa, the Board of Directors is responsible for selecting nominees for election by the stockholders. The Nominating and Corporate Governance Committee recommends to the Board of Directors candidates for election or reelection to the Board of Directors. The Nominating and Corporate Governance Committee makes its recommendations based on the needs of the Board as determined by periodic evaluations of the Board's performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by the Board, the Nominating and Corporate Governance Committee or any other reliable source, including stockholders. In general, we seek as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which we do business, and diverse experience in the key business, financial and other challenges that face a corporation.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Boris Podolsky, Chief Financial Officer, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

        Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth under the heading "Stockholder Proposals for the 2009 Annual Meeting" below.

Communications from Stockholders

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.

        The Chairman of the Nominating and Corporate Governance Committee, with the assistance of our CFO, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in care of Boris Podolsky, Chief Financial Officer, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code

Report of the Audit Committee of the Board of Directors

        The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter adopted and approved on February 21, 2007. The members of the Audit Committee are independent directors, as defined by the Audit Committee's charter and the rules of the

Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2007.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLC, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issues a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and internal auditing personnel and the independent registered public accounting firm, the following:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

  •
  other material written communications between the independent auditor and management;

  •
  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

  •
  major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on our financial statements.

        The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with the Company's management. Management represented to the Audit Committee that our financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed with Ernst & Young, our independent registered public accounting firm, the audited financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company's independent registered public accounting firm their independence. Independence Standards Board Standard No. 1 requires registered public accounting firms annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm's provision of the other, non-audit related, services that are referred to below, is compatible with maintaining such independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

        By the Audit Committee of the Board of Directors of CTC Media, Inc.

                      Tamjid Basunia, Chairman
                      Charles Burdick
                      Werner Klatten

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2007	2006
Audit Fees(1)	$785,000	$918,000
Audit-Related Fees(2)	$66,000	$158,000
Tax Fees(3)	$198,000	$184,000
All Other Fees	—	—

Total Fees	$1,049,000	$1,260,000

    (1)
    Audit Fees for each of the years ended December 31, 2007 and 2006 were for professional services provided for the audit of our consolidated financial statements, consents and assistance with review of documents filed with the SEC. The fees shown for 2006 also include services rendered in connection with the filing of form S-1 for our initial public offering.
    (2)
    Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees". These services relate to advice related to compliance with the provisions of Section 404 of the Sarbanes-Oxley Act and to accounting and reporting standards.
    (3)
    Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $128,450 of the total tax fees billed in the fiscal year ended December 31, 2006 and $140,150 of the total tax fees billed in the fiscal year ended December 31, 2007. Tax advice and tax planning services relate to tax advice related to mergers and acquisitions and foreign operations.

Audit Committee's Pre-Approval Policy and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

        The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young's independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        CTC Media has in place a written policy to review and ratify transactions that we have with certain related parties, including our directors, senior executive officers, their immediate family members and entities owned or controlled by them. This policy obligates related parties to disclose the existence of conflicts of interest and potential corporate opportunities. The policy covers transactions and arrangements with a related party including conflicts of interest and corporate opportunities.

        The policy requires that disclosure be made by any executive officer or director promptly after he or she becomes aware of the potential conflict of interest or related party transaction in which he or she would be a participant. In the case of a conflict of interest or related party transaction involving our CEO or any director, the disclosure should be made to our Audit Committee, which shall have the authority to determine whether a conflict of interest exists. Disclosure may be made to our CFO in certain instances involving executive officers other than our CEO.

        In practice, all related party transactions involving any executive officer in excess of US$100,000 are reviewed and approved by our Audit Committee. Our Board of Directors is currently drafting a policy that reflects current practice in this regard. In approving or rejecting a related party transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee applies a standard of commercial reasonableness to related party transactions.

        The following is a description of the transactions that we have engaged in or that have remained in place since January 1, 2007 with our directors, executive officers, holders of more than 5% of our capital stock, and their respective affiliates. In each case, we determined the transaction prices in negotiation with the counterparty.

Related Party Transactions

Stockholders' Agreement

        We are party to a Stockholders' Agreement with our major stockholders, MTG Russia and Alfa. The principal terms of this agreement are as follows:

        Board composition.    Our Board of Directors has nine members, three of whom are designated by MTG Russia and three of whom are designated by Alfa (except as described below). One member designated by each of MTG Russia and Alfa serves as one of our Co-Chairmen. If the number of shares held by MTG Russia or Alfa falls below certain designated thresholds, such party will lose the right to designate one or more directors. In addition, our Board of Directors designates by simple majority three additional directors, each of whom must qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations.

        Approval of Material Transactions.    If we propose to enter into a transaction or series of related transactions involving a value exceeding 10% of our consolidated total assets, to issue a number of shares with voting power exceeding 10% of the voting power of our shares then in issue (other than in connection with a compensatory option plan), or to appoint a new CEO, then any two of our directors (other than any director with a direct or indirect financial interest in the matter in question) may, acting together, request that the proposal relating to such transaction not be voted on for a period of 45 days and that a special meeting of our Board of Directors be called to review and consider the transaction. Other than with respect to the appointment of a new CEO, such directors may also request that an independent advisor be engaged to assist our Board of Directors in evaluating the proposed transaction.

        Right of First Offer.    Each of MTG Russia and Alfa has a right of first offer in the event of any proposed sale of our common stock held by the other.

        Standstill.    Other than in connection with any exercise of the right of first offer described above, MTG Russia and Alfa have agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause their beneficial ownership of our shares to exceed 40% and 30%, respectively.

        Tender offer requirement.    Other than in connection with any exercise of the right of first offer described above, each party has agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause its beneficial ownership of our shares, together with those of any affiliate, to exceed 50%, without making a tender offer for all of our outstanding shares in compliance with the tender offer rules under the Exchange Act.

        Non-competition.    MTG Russia has agreed on behalf of itself and its affiliates to the non-competition provisions described below under "Transactions with MTG".

Transactions with Alfa

        We have entered into various transactions and are party to various agreements with Alfa Bank, a Russian bank, and certain of its affiliates, which we refer to collectively below as "Alfa." Alfa is one of our principal stockholders. Peter Aven, Co-Chairman of our Board of Directors, is the president of Alfa Bank. Oleg Sysuev, a member of our Board of Directors, is first deputy chairman of Alfa Bank. Elena Grechina is a senior vice president of Alfa Bank, Vagan Abgaryan, a former member of our Board of Directors, was formerly a senior vice president of Alfa Bank and currently provides consulting services to Alfa. To our knowledge, none of Mr. Aven, Mr. Sysuev, Mr. Abgaryan and Ms. Grechina received any fees or other remuneration from us or Alfa in connection with any of the transactions described below.

  Commercial banking

        The Company maintains certain of its cash balances with Alfa Bank. As of December 31, 2007, the cash balances held on Alfa Bank's accounts comprised $23,127,774. The interest accrued on bank accounts with Alfa Bank constituted $314,553 in 2007. Interest income received from Alfa Bank amounted to $85,237 in 2007. In 2007, Alfa Bank charged commissions for banking services of $236,854. Alfa Bank commissions paid for banking services amounted to $119,106 in 2007.

  Advertising revenues

        Our networks and Television Station Groups received advertising revenues from Alfa of $2,668,003 in 2007.

Transactions with MTG

  Commitment to Acquire DTV

        On March 10, 2008, our wholly owned Russian subsidiary, CTC Network, entered into an agreement with MTG, one of our principal stockholders, and its wholly owned subsidiary, MTG Broadcasting AB, to acquire, directly or indirectly, 100% of the ordinary registered shares of ZAO "TV Darial", a Russian closed joint stock company that operates the DTV network ("DTV"). The total consideration for the acquisition is $395 million, subject to balance sheet adjustments. The purchase agreement contains customary representations and warranties, covenants and conditions to closing, including approval of the transaction by the Russian anti-monopoly authorities and the receipt by CTC Network of commercial debt financing. The purchase agreement contains certain termination rights, including the right of either CTC Network or MTG to terminate in the event the acquisition does not close by September 10, 2008. In the event of termination of the purchase agreement as a result of the failure of CTC Network to obtain the requisite commercial debt financing, we are obligated to pay MTG a fee of $10 million.

        In connection with the purchase of DTV, we granted to MTG a right of first offer, for a ten-year term, in the event that we seek to sub-license or license to any third party any of our broadcast television programming rights in Estonia, Latvia or Lithuania. In conjunction with the purchase agreement, our parent company, CTC Media, also entered into a guaranty agreement with MTG, pursuant to which CTC Media has guaranteed certain of the obligations of CTC Network under the purchase agreement.

  Non-Compete Agreement

        In connection with our Stockholders' Agreement (discussed above), MTG has agreed that, for so long as MTG (together with its affiliates, the "MTG Group") beneficially owns shares of our common stock that provide it with 20% or more of the voting power of our issued and outstanding capital stock:

  •
  No member of the MTG Group (other than DTV or its affiliates) will engage in the business of free-to-air television in Russia. DTV will be permitted to continue to engage in such business in Russia subject to the following limitations:

  •
  DTV will not be permitted to establish or acquire directly or indirectly any television station in Russia or sign an affiliate agreement with any television station in Russia, in each case, other than stations that will broadcast the DTV network signal, and then only if MTG has first complied with the right of first negotiation procedures described below;

  •
  DTV will not be permitted to tender for any television broadcasting frequency in Russia other than a frequency that will be used to broadcast the DTV network signal, and then only if MTG has first complied with the right of first negotiation procedures described below; and

  •
  DTV will not be permitted to enter into any substantial programming acquisition agreement with a major U.S. studio granting DTV the right to broadcast in Russia without MTG having first complied with the right of first negotiation procedures described below.

  •
  No member of the MTG Group may:

  •
  establish or acquire directly or indirectly any free-to-air television network or station in any of the countries of the former Soviet Union other than Russia, Estonia, Latvia and Lithuania or sign an affiliate agreement with any such television station;

  •
  tender for any television broadcasting frequency in such countries; or

  •
  enter into any substantial programming acquisition agreement with a major U.S. studio granting a member of the MTG Group the right to broadcast in all or any portion of such countries;

  in each case, without MTG having first complied with the right of first negotiation procedures described below.

        The right of first negotiation procedures are as follows:

        If DTV or MTG wishes to complete a relevant transaction, MTG is first required to provide our Board of Directors with prior written notice, setting forth the material commercial terms of the proposed transaction. Our Board of Directors, acting by a simple majority of the disinterested directors, is required, within 15 business days, to provide MTG with notice of whether we intend to pursue such transaction. If our Board of Directors decides not to pursue such transaction or fails to provide notice to MTG within the specified time period, DTV or MTG (as the case may be) will be free to complete such transaction on commercial terms not materially better than those set forth in the notice to our

Board of Directors. If our Board of Directors notifies MTG that it wishes to pursue such transaction, all members of the MTG Group must immediately cease all discussions and negotiations in connection with such transaction, except that if we fail to complete the transaction within 180 days, MTG may complete the transaction within one year of the date of the original notice on any terms.

        If a transaction in Russia is presented by MTG to our Board of Directors, and we complete such transaction in a Russian city where:

  •
  we directly or indirectly own a 50% or greater interest in stations in that city that broadcast for each of the networks we then operate, we must offer to sell our interest in a station of our choice in that city to DTV (subject to any of our obligations to comply with pre-existing right of first offer provisions). The consideration for such interest will be agreed in good faith negotiations between MTG and us but in any event will not exceed the consideration paid by us in completing the triggering transaction; or

  •
  we do not directly or indirectly own a 50% or greater interest in stations that broadcast for each of the networks we then operate but do have either a station or independent affiliate for each of such networks, then we must, upon closing such transaction, terminate our affiliate agreement with an independent affiliate in that city of our choice and use our reasonable best efforts (which does not include the payment of any consideration) to cause such independent affiliate to become an independent affiliate of DTV.

        If a dispute arises in connection with these non-competition provisions, MTG is expected to agree with us that the dispute will first be submitted to the chief executive officers of MTG and CTC Media to resolve. If after two meetings of the chief executive officers, the matter has not been resolved, the matter may then be submitted to arbitration. Until the dispute is resolved or 60 days following delivery of a dispute notice, whichever is earlier, MTG will be required to cease all discussions and negotiations on the transaction that is the subject of the dispute. We will only be permitted to trigger these dispute resolution procedures if a majority of the members of our Audit Committee has determined that there is a reasonable basis to believe that MTG is in breach of the non-competition agreement.

  Sale of programming rights

        In 2007, we sold programming to a subsidiary of MTG in the amount of $173,400. As of December 31, 2007, the accounts receivable related to this transaction amounted to $173,400.

Registration Rights

        Holders of an aggregate of approximately 105.5 million shares of our common stock have the right, pursuant to a registration rights agreement, to require us to register these shares under the Securities Act under specific circumstances.

        Demand Registration Rights.    Each of MTG and, Alfa, the funds managed by Baring Vostok Capital Partners ("Baring") and the funds managed by Fidelity Investments ("Fidelity") may require that we file a registration statement with regard to all or any portion of their shares of our common stock so long as, together with all other participating shareholders, they register shares having an aggregate sale price to the public of at least $50 million. All parties that have demand registration rights are entitled to participate in such registration. We may not be obligated to effect more than one registration under this demand provision for each of Alfa, MTG, Baring and Fidelity. If the underwriters managing the offering to be made pursuant to any such demand determine that the market cannot support the sale of all the shares requested to be sold pursuant to such demand, the shares to be sold by all parties to the agreement (other than the stockholder(s) that initiated the demand) must first be cut back pro rata, and only once all the shares of such parties have been eliminated from the registration may the initiating stockholder's shares to be sold be cut back.

        Company Registration.    All parties to the registration rights agreement are entitled to "piggy-back" registration rights on registrations that we initiate, subject to the underwriters' right to reduce the number of shares proposed to be registered in view of market conditions.

        S-3 Rights.    If we are entitled at any time to use the "short-form" registration statement, Form S-3, and two unaffiliated stockholders request that we effect a registration on Form S-3 for shares having, taken together, an aggregate sale price to the public of at least $10 million, we will be required to cause such shares to be registered.

        Expenses.    We will pay all fees, costs and expenses of any demand or incidental registrations (including up to $75,000 in expenses of one law firm representing the selling stockholders), and the holders of securities being registered will pay all underwriting discounts and commissions.

Arrangements with Directors, Officers and Employees

  Kaj Gradevik

        Kaj Gradevik, who serves on our Board of Directors, is currently head of mergers and acquisitions and business development at MTG. He expects to receive an employment bonus if the currently proposed purchase of DTV by CTC Network, as described above, is successfully completed.

  Alexander Rodnyansky

        Alexander Rodnyansky, our CEO, is currently honorary president of Studio 1+1, a Ukrainian television broadcaster and television production house. Mr. Rodnyansky, together with his cousin, holds a 70% interest in the entity that holds the broadcasting license used by Studio 1+1, through which he has a 40% effective economic interest in Studio 1+1. Studio 1+1 produces The Brainiest, one of our commissioned original productions, which we have aired on CTC since 2003 and which is acquired through Innova Film GmbH, discussed directly below.

        Mr. Rodnyansky, together with his cousin, also holds a 40% beneficial interest in Innova Film GmbH, a German company ("Innova"), from which we have licensed programming and which acquires programming from us for broadcast on Studio 1+1. We sold programming to Innova and an affiliate of Innova called TV Media Planet in the amounts of $775,000 and $9,913,150, respectively, in 2007. We also acquired programming from this company for $1,406,600 in 2007.

        Mr. Rodnyansky and his cousin have entered into an agreement with Central European Media Enterprises, Ltd. ("CME") to sell a 30% economic interest in Studio 1+1 and Inova to CME and to provide Mr. Rodnyansky and his cousin with a put option and CME with a call option with respect to the remaining 10% economic interest in those entities.

        We have acquired broadcast rights to a number of Russian films that have been produced by Mr. Rodnyansky, including "Heat", which was broadcast on our networks in 2007. Mr. Rodnyansky has not received compensation for his services as producer of such films.

        We acquired broadcast rights to the opening and closing ceremonies of the Kinotavr film festival for $247,489. The trademark rights to this festival were acquired in 2005 by Alexander Rodnyansky and a former employee of CTC Media. In addition, Beeline, a provider of telecommunications services and Kinotavr's sponsor, placed a sponsorship campaign for the Kinotavr festival on CTC in 2007 in the amount of $1,853,642.

  Viacheslav Murugov

        Viacheslav Murugov, an employee in our programming department, has an interest in a production house from which we acquire programming. In 2007, we acquired programming from this company in the amount of $9,452,264.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        We became a publicly listed company in June 2006. Prior to that time, our Board of Directors as a whole determined the compensation of our CEO, COO and CFO, and delegated to them the determination of the compensation of our other executive officers, subject to the approval of the Board of Directors of overall compensation expense as set forth in our annual budget. In connection with our initial public offering ("IPO"), the Board of Directors formed a Compensation Committee, which now sets our compensation policies and administers our compensation programs in respect of our executive officers. The Board of Directors also adopted a Compensation Committee charter, which we have made available on our website at www.ctcmedia.ru.

        The responsibilities of the Compensation Committee include:

  •
  reviewing and approving, or recommending for approval by the Board of Directors, the compensation and benefits of our CEO and other executive officers, including salary, bonus, and incentive compensation levels, deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation;

  •
  overseeing the evaluation of our senior executives;

  •
  periodically reviewing and making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;

  •
  administering our stock option plans, including, to the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, by delegating to one or more executive officers the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not directors or executive officers; and

  •
  preparing any report on executive compensation required by the rules and regulations of the SEC.

        Our Compensation Committee, in conjunction with our Board of Directors, directly sets the compensation for each of our CEO, COO and CFO. In determining the salaries of our other executive officers, the Compensation Committee looks to recommendations from these three senior executives. Although the salaries of non-executive employees are set by management, the Compensation Committee monitors the overall level of compensation expense relative to headcount.

Philosophy and Objectives of Our Compensation Program

        Our compensation programs are designed to provide remuneration at a level and in a manner that allow us to attract and retain uniquely capable executives to operate in our highly specialized field. Success in the television industry in Russia requires an intimate knowledge of the complexities of the business, including programming, network operations, affiliate relations, advertising, television station management and specialized financial and regulatory compliance, control and management. In addition to competing for broadcasting management talent locally, as a Nasdaq-listed Delaware corporation with its principal offices located in Russia, we must also compete for a relatively small number of available persons in our local market with the required knowledge of, and experience with, SEC compliance and US GAAP matters. We believe that our senior executives have unique backgrounds that are crucial to our achievement in our industry. Our compensation programs are designed to reward these executives for their roles in our success in a challenging commercial, political and cultural environment.

        Our compensation packages are intended to provide incentives to executives for annual performance and to recognize the highly specialized skills that our executives possess. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. The amount of each element of compensation is determined by or under the direction of our Compensation Committee, which uses the following factors, among others, to determine the amount of salary and other benefits to pay each executive:

  •
  the future value that the executive can provide;

  •
  the value that the executive has previously provided;

  •
  compensation paid to executives at similarly sized or situated organizations;

  •
  our commercial position within the industry; and

  •
  issues related to the attraction and retention of key personnel.

        These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

        The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

        Our Compensation Committee met in January 2008 to review performance by our executives in 2007 and to recommend appropriate executive bonus awards for 2007 and 2008 compensation levels. Our Compensation Committee intends to continue to meet early in each fiscal year to carry out these same tasks and will meet from time to time throughout each fiscal year as needed to address compensation and succession matters at the executive level as they arise.

Compensation Components

        The components of our compensation package are as follows:

  Base Salary

        Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, salary levels at comparable companies, internal pay equity and, in light of the relatively high rate of inflation in Moscow, inflationary pressures.

        Our executives' salaries and bonuses have historically been denominated in US dollars. Recently, the Russian ruble has been appreciating against the US dollar and, in 2007 alone, the ruble appreciated 7.3% against the dollar. As a result of the decrease in purchasing power of the US dollar in Russia, in January 2008, we agreed to fix our executives' salaries and bonuses in rubles using an exchange rate of RUR 25.00 to US$ 1.00.

        In 2008, our CEO's base salary was maintained at its 2007 level of $550,000. We hired a new CFO in December 2007 and agreed a base salary for him of $385,000. After consultation with the executive search firm that we retained to help us identify qualified CFO candidates, we believe our new CFO's salary is in-line with salaries in Moscow for persons with his qualifications. Given the short amount of time he has served with us, his salary for 2008 remains unchanged from the salary level at which he joined us. With respect to our COO, we raised his base salary from $330,000 in 2007 to $385,000 in 2008 to match that of our new CFO's because we believed that it was appropriate for our COO's salary to be in-line with that of the CFO's. For our other named executive officers, we raised base salaries for 2008 by an average of 7%, principally to take into account inflation in Moscow.

  Annual Bonus

        Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and non-executive employees. The amount of the cash bonus generally depends on our overall financial and operating performance. With respect to our sales personnel, however, annual cash bonuses are generally tied to the achievement of specific advertising sales targets.

        For our executives, annual cash bonuses tend to be set as a percentage of base salary and be tied to the achievement of specified performance targets. In 2007, our CEO's bonus was subject to the achievement of the following objectives: a target level of consolidated operating income before depreciation and amortization, or OIBDA, in 2007; a target audience share for 2007 and specified personal goals relating to organizational matters. The first two objectives were weighted to each comprise 40% of the overall bonus target, with personal goals accounting for 20% of the total. Our CEO achieved the personal goals, but not the OIBDA and audience share objectives. As a result, he was awarded 20% of his maximum target bonus for 2007, or $66,000.

        With respect to our COO, his bonus in 2007 was subject to the achievement of the following objectives: a target level of OIBDA in 2007; a target level of technical penetration for our networks in 2007 and specified personal goals relating to our company's growth strategy. The first two objectives were weighted to each comprise 40% of the overall bonus target, with personal goals accounting for 20% of the total. Our COO achieved the personal goals and the technical penetration objective but not the OIBDA objective. As a result, he was awarded 60% of his maximum target bonus, or $99,000.

        Because our current CFO only joined us in December 2007, he was not eligible for a bonus in 2007.

        Our Chief Investment Officer (CIO) joined us in May 2007 and is responsible for our acquisition efforts. His 2007 bonus was subject to our company signing definitive documentation relating to at least three qualifying acquisition transactions in 2007 or the first quarter of 2008. This objective was achieved and our CIO was awarded his maximum target bonus in 2007 of $250,000.

        In 2007, the annual cash bonus of the General Director of our Television Station Groups was tied to revenues generated by our Television Station Groups in 2007. As a result of those revenue levels, he was awarded a bonus of $48,750 out of a potential maximum bonus of $75,000.

        Our former CFO, Nilesh Lakhani, and our former Chief Accounting Officer, John Dowdy, both resigned in December 2007. As part of their separation agreements, which we agreed with them several months before their actual departures, we paid each of them their maximum 2007 target bonuses of $256,667 and $63,000, respectively.

        For 2008, our Compensation Committee is working with our CEO, COO and CFO to determine specific company and individual performance criteria which must be achieved in order for these executives and other named executive officers to receive all or some portion of their target annual cash bonuses for 2008.

  Equity Incentives

        We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Upon hiring an executive, we typically make an initial equity award of stock options or, in the case of our CEO, share appreciation rights (SAR), as part of our overall executive compensation program. When determining the size of these initial awards, we consider an executive's position with us and analyze the practices of our competitors as well as other large Moscow-based companies. After the initial grant, we evaluate periodically the need to provide further equity-based awards on an executive-by-executive basis and in light of changes to our corporate structure and strategy.

        Both of our CFO and our CIO joined us in 2007. In connection with retaining their services, they were granted options to purchase our common stock. With respect to our other named executive officers, we reviewed their currently outstanding options and/or SAR awards and determined that no further grants to those individuals were appropriate in 2007.

  Other Compensation

        As is customary for executives in Moscow, we provide cars and/or drivers for the exclusive use of several of our executives.

        Our former CFO and CAO, both of whom resigned in December 2007, were expatriate employees. Because of the intense competition for qualified candidates with US public company expertise in Moscow, we provided these former executives with additional expatriate benefits. In 2007, our former CFO received a cash payment of $17,200 in lieu of our making pension contributions on his behalf; $53,940 in health insurance benefits and $12,255 for the reimbursement of tuition expenses for his child. In 2007, our former CAO received a cash payment of $17,200 in lieu of our making pension contributions on his behalf; $44,432 in health insurance benefits; $18,340 for the reimbursement of tuition expenses for his children and $15,000 reimbursement for travel expenses related to home leave to the United States.

  Change in Control/Termination Based Compensation

        Acceleration of vesting of equity awards.    The vesting of options granted to our CEO and COO in connection with our IPO accelerates in full in the event that we sell all or substantially all of our assets or any party or group of related parties (other than MTG, Alfa or any of their respective affiliates) gains control of a majority of the voting power of our shares. In addition, the one-year cliff vesting provision of the option granted to our CFO when he joined us falls away in the event of any change of control event (regardless of the parties involved) occurring prior to December 10, 2008 such that his option would be deemed to have vested on a quarterly basis from his hire date rather than from the first anniversary of his hire date.

        Termination-based payments.    Each of our executives has an employment contract with us. Those employment contracts require us to provide the executive with a minimum period of notice, generally ranging from one to six months, before we terminate their employment agreements unless we are terminating them for cause. In addition to compensation during these notice periods, each of our CEO, CIO and General Director of our Television Station Groups is entitled to severance payments of six months' base salary if we terminate him without cause.

  Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to such company's chief executive officer or any of the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. All of our highly compensated employees are based in Russia and most are employed by our Russian subsidiaries and receive their salaries from them. As a result, we do not seek a deduction on our United Sates tax returns for such compensation paid to them. In those cases in which some or all of an employee's compensation is allocated to our U.S. parent company and in connection with which we do seek a deduction, we seek to structure such compensation so as to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and impact on our corporate objectives.

Executive Officers

        The following is a brief summary of the background of each executive officer of CTC Media:

        Alexander Rodnyansky.    Mr. Rodnyansky, age 46, has been with CTC Media since 2002 and was appointed Chief Executive Officer in February 2004 and has served as the General Director of the CTC Network since June 2002 and General Director of the Domashny Network since May 2005. Prior to joining us, Mr. Rodnyansky served as the General Director of Studio 1+1 from 1996 through May 2002. Previously, he was an independent documentary and movie producer in Russia and Ukraine for a number of years. Mr. Rodnyansky has received numerous international movie awards, and was the co-producer of films nominated for Academy Awards in 1996 and 1999. He has served as the president of the Ukrainian TV Academy, the Secretary of the Board of the Ukrainian Union of Moviemakers, a member of the Russian Academy of Movie Arts and of the Russian TV Academy, and an Associate Member of the International Council of the National TV Academy (USA).

        Boris Podolsky.    Mr. Podolsky, age 34, joined CTC Media in December 2007 as Chief Financial Officer. Previously, Mr. Podolsky, a Certified Public Accountant, had served as Director, Finance, Corporate Reporting and Compliance of Mobile TeleSystems (MTS) since 2004, briefly serving as acting Chief Financial Officer for MTS in 2006. From March-December 2007, Mr. Podolsky was officially responsible for the tax, accounting and reporting functions at MTS. From 1994 to 2004, he held numerous positions at Ernst & Young, including five years as Manager, Assurance and Compliance, Corporate Finance & Transaction Support—USA, where he provided audit and transaction support services for a number of global media companies. He most recently served as Senior Manager of Assurance and Compliance—Russia where he provided project leadership for several pre-IPO projects. Mr. Podolsky received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.

        Nilesh Lakhani.    Mr. Lakhani, age 48, served as Chief Financial Officer of CTC Media from November 2004 until his resignation in December 2007. Mr. Lakhani has over 20 years of experience in corporate finance and held key executive and senior management positions with U.S. media and financial services companies. Prior to joining CTC Media, Mr. Lakhani was vice president of global operations at Electronic Arts from 2003 to 2004. He previously served as chief financial officer of Pogo.com, a leading online entertainment company, from 1999 to 2003. Before devoting his attention to the media and entertainment industry, Mr. Lakhani served as senior vice president with Transamerica Corporation, a large public financial services company from 1991 to 1997. Mr. Lakhani also worked with GE Capital's corporate finance group from 1984 to 1991 where he was responsible for structuring and financing mergers and acquisitions. Mr. Lakhani holds a B.A. in Economics from the University of Manchester, England and an M.B.A in Finance from the University of San Francisco, where he received the Scholastic Excellence Award for highest academic achievement.

        Vladimir Khanumyan.    Mr. Khanumyan, age 50, has been with CTC Media since 1996 and was appointed our Chief Operating Officer in June 2004. He also serves as the First Deputy General Director of both the CTC Network and the Domashny Network. Previously, he served as the General Director of the CTC Television Station Group and as General Director of the Domashny Television Station Group. Mr. Khanumyan started his career at our company at CTC-Moscow as Sales Director. Prior to joining us, he was managing editor of a major daily evening newspaper in Tbilisi, Georgia. Mr. Khanumyan graduated from Tbilisi State University and is a member of the Russian Television Academy.

        Viacheslav Sinadski.    Mr. Sinadski, age 41, joined CTC Media in May 2007 as Chief Investment Officer, in charge of developing and implementing CTC Media's investment strategy and handling M&A transactions. Prior to joining CTC Media, he was a Managing Director of Alfa Capital Partners private equity fund and worked as Managing Director and a member of the Board of JSC Narzan, where he was responsible for strategy, business development and M&A activities. He was also a co-founder of the Corporate Finance division of Deloitte & Touche, where he served as a Head of Corporate Finance Department. He later served as Director of Investment Banking with Troika Dialog. During 1991-2000, Mr. Sinadski worked in the United States with AT Kearney, PWC and Cannon Associates—a Bain & Co. spin off. He is a graduate of Moscow Automotive Institution, and holds an MBA degree from J.L. Kellogg Graduate School of Management, Northwestern University.

        Sergey Petrov.    Mr. Petrov, age 36, joined CTC Media in 1998 and was appointed General Director of our Television Station Groups in March 2006. He also serves as General Director of CTC Moscow. He previously held a number of positions within the Company, including Director of the CTC Sales Department from 2000 until March 2006 and Director of CTC Distribution from 1999 through 2000.

        John Dowdy.    Mr. Dowdy, age 35, was appointed our controller in March 2006 and served as our Chief Accounting Officer from July 2006 until his resignation in December 2007. Prior to joining CTC Media, Mr. Dowdy was assistant corporate controller at Golden Telecom, a Nasdaq-listed company operating in the Commonwealth of Independent States, from 2004 to 2006. From 1997 until 2004, Mr. Dowdy worked as an auditor with PricewaterhouseCoopers in Moscow and in Atlanta, primarily serving telecommunications and media clients. Mr. Dowdy graduated Summa Cum Laude from the University of Georgia with a B.B.A in Accounting and is a Certified Public Accountant licensed in the State of Georgia.

        Executive officers of CTC Media are elected by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of the executive officers or directors of CTC Media.

Executive Compensation

        The following table sets forth certain information concerning the compensation for each of the last two fiscal years of the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executives of CTC Media during 2007, all of whom were serving as executive officers as of December 31, 2007. The following table also summarizes the total compensation earned by Nilesh Lakhani, who served as the Chief Financial Officer of CTC Media from November 2004 until he resigned from the Company on December 10, 2007, and John Dowdy, who served as the Chief Accounting Officer of CTC Media from July 2006 until he resigned from the Company on December 31, 2007.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Alexander Rodnyansky Chief Executive Officer(2)	2007 2006	550,000 500,000	66,000 300,000	7,385,552 4,365,404	32,623 40,400	8,034,175 5,205,804

Boris Podolsky Chief Financial Officer(3)	2007 2006	24,896 N/A	— N/A	107,382 N/A	— N/A	132,278 N/A

Nilesh Lakhani Former Chief Financial Officer(4)	2007 2006	385,000 350,000	256,667 475,000	1,846,389 1,077,060	232,442 123,165	2,720,498 2,025,225

Vladimir Khanumyan Chief Operating Officer(5)	2007 2006	330,000 300,000	99,000 150,000	1,884,867 1,163,570	43,017 31,154	2,356,884 1,644,724

Viacheslav Sinadski Chief Investment Officer(6)	2007 2006	200,000 N/A	250,000 N/A	432,507 N/A	13,333 N/A	895,840 N/A

Sergey Petrov General Director, Television Station Groups(7)	2007 2006	215,000 150,000	48,750 60,000	147,431 86,001	33,933 18,006	445,114 314,007

John Dowdy Former Chief Accounting Officer(8)	2007 2006	210,000 137,591	63,000 107,500	105,308 61,429	100,593 46,610	478,901 353,130

NOTES

(1)
The amounts in this column reflect stock-based compensation expense recorded during the year ended December 31, 2007 under FAS 123R. We estimate the fair value of stock options at the date of grant using a Black-Scholes option pricing model and expense the fair value over the expected life of the option.

(2)
Mr. Rodnyansky's 2007 and 2006 bonus compensation consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Rodnyansky in 2007 consisted of company car-related expenses of $31,362 and life and disability insurance premiums of $1,261. "All Other Compensation" for Mr. Rodnyansky in 2006 consisted solely of company-car-related expenses.

(3)
Mr. Podolsky's annual salary for 2007 was $385,000; Mr. Podolsky began employment with CTC Media on December 10, 2007, and he received approximately three weeks of salary payments in 2007.

(4)
Mr. Lakhani resigned from CTC Media in December 2007. Mr. Lakhani's 2007 bonus compensation consisted entirely of a discretionary performance-based bonus. Mr. Lakhani's 2006 bonus compensation included a discretionary bonus of $275,000 in connection with the successful completion of CTC Media's initial public offering, and a discretionary performance-based bonus of $200,000. "All Other Compensation" for Mr. Lakhani in 2007 consisted of car and driver-related expenses of $71,455, reimbursement of $12,255 of school expenses for Mr. Lakhani's child, payment of $77,622 for accrued and unused vacation time, payment of $17,200 in lieu of a contribution by CTC Media to a 401(k) plan, and $53,940 in health insurance premiums. "All Other Compensation" for Mr. Lakhani in 2006 consisted of car and driver-related expenses of $48,762, payment of $17,200 in lieu of a contribution by CTC Media to a 401(k) plan, $45,940 in health insurance premiums and $11,263 in life and disability insurance premiums.

(5)
Mr. Khanumyan's 2007 and 2006 bonus compensation consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Khanumyan in 2007 consisted of car and driver-related expenses of $41,439 and life and disability insurance premiums of $1,578. "All Other Compensation" for Mr. Khanumyan in 2006 consisted of car and driver-related expenses.

(6)
Mr. Sinadski's annual salary for 2007 was $300,000, Mr. Sinadski began employment with CTC Media on May 2, 2007, and he received eight months of salary payments in 2007. Mr. Sinadski's bonus compensation consisted of a discretionary performance-based bonus of $250,000. "All Other Compensation" for Mr. Sinadski consisted solely of car-and-driver-related expenses.

(7)
Mr. Petrov's 2007 and 2006 bonus compensation consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Petrov in 2007 and 2006 consisted solely of car-and-driver-related expenses.

(8)
Mr. Dowdy resigned from CTC Media in December 2007. Mr. Dowdy's 2006 salary was $175,000 per year, Mr. Dowdy began employment with CTC Media in mid-March 2006, and he received approximately 9.5 months of salary payments in 2006. Mr. Dowdy's 2006 bonus compensation consisted of a signing bonus of $35,000 paid upon Mr. Dowdy beginning employment with CTC Media, a discretionary bonus of $20,000 in connection with the successful completion of CTC Media's initial public offering, and a discretionary performance-based bonus of $52,500. Mr. Dowdy's 2007 bonus compensation consisted solely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Dowdy in 2007 consisted of reimbursement of $18,340 of school expenses for Mr. Dowdy's child, reimbursement of travel expenses of $15,000 in connection with travel from Russia to the United States, payment of $5,621 for accrued and unused vacation time, payment of $17,200 in lieu of a contribution by CTC Media to a 401(k) plan and $44,432 in health insurance premiums. "All Other Compensation" for Mr. Dowdy in 2006 of payment of $17,200 in lieu of a contribution by CTC Media to a 401(k) plan and $29,410 in health insurance premiums.

        The following table sets forth information regarding each grant of an award made to a named executive officer during 2007 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

Name	Plan Name	Grant Date	Date of Corporate Action	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Alexander Rodnyansky	—	—	—	—	—	—	—

Boris Podolsky(2)	Non-Plan Award	12/10/2007	10/2/2007	400,000	$26.81	$26.81	$12.98

Nilesh Lakhani	—	—	—	—	—	—	—

Vladimir Khanumyan	—	—	—	—	—	—	—

Viacheslav Sinadski(3)	1997 Stock Option Plan	5/2/2007	4/26/2007	150,000	$26.74	$26.74	$12.98

Sergey Petrov	—	—	—	—	—	—	—

John Dowdy	—	—	—	—	—	—	—

(1)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for option awards in 2007. Please see note "Stock-Based Compensation" in Note 2 to the financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2007, for a detailed discussion of the assumptions used in valuing options and stock awards.

(2)
The stock option granted to Mr. Podolsky in 2007 represents the right to purchase a share of CTC Media common stock at a specified exercise price subject to the terms and conditions of the option agreement. The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on Mr. Podolsky's first day of employment. The option has a term of ten years and will vest as to 100,000 shares on the first anniversary of the grant date and as to the balance in 12 equal quarterly installments thereafter. For additional information on the terms and conditions of the option, please see the discussion under "Potential Payments upon Termination or Change in Control" beginning on page 30.

(3)
The stock option granted to Mr. Sinadski in 2007 represents the right to purchase a share of CTC Media common stock at a specified exercise price subject to the terms and conditions of the option agreement. The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on Mr. Sinadski's first day of employment. The option has a term of ten years and will vest as to 50,000 shares on the first anniversary of the grant date and as to the balance in eight equal quarterly installments thereafter. For additional information on the terms and conditions of the option, please see the discussion under "Potential Payments upon Termination or Change in Control" beginning on page 30.

        None of the options or other equity awards granted to the named executive officers was repriced or modified by CTC Media.

        For information regarding CTC Media's equity compensation grant practices, please see the discussion under "Compensation Discussion and Analysis" beginning on page 21.

        The following table sets forth certain information regarding unexercised options and share appreciation rights for each of the named executive officers outstanding as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options/Share Appreciation Rights (#) Exercisable(1)		Number of Securities Underlying Unexercised Options/Share Appreciation Rights (#) Unexercisable(1)	Exercise Price ($)			Expiration Date

Alexander Rodnyansky	1,388,065 1,554,400 4,663,200	(2) (2)	1,617,639 — —	$ $ $	16.95 1.19 1.79	(3) (5) (5)	June 1, 2016 September 15, 2013 September 15, 2013

Boris Podolsky	—		400,000		$26.81	(4)	December 10, 2017

Nilesh Lakhani	—		—		—		—

Vladimir Khanumyan	347,018 164,760		404,408 70,620	$ $	16.95 3.98	(3) (5)	June 1, 2016 April 28, 2015

Viacheslav Sinadski	—		150,000		$26.74	(6)	May 2, 2017

Sergey Petrov	27,709		42,291		$16.95	(3)	June 1, 2016

John Dowdy	—		—		—		—

(1)
Except where indicated by footnote, represents the number of securities underlying unexercised options. Each stock option granted to the named executive officers represents the right to purchase a share of our common stock at a specified exercise price subject to the terms and conditions of the option agreement. For additional information on the terms and conditions of all stock options, please see the discussion under "Potential Payments upon Termination or Change in Control" beginning on page 30.

(2)
Consists of shares issuable upon exercise of share appreciation rights held by Mr. Rodnyansky should we elect to satisfy such exercise by the issuance of shares of common stock. Pursuant to the terms of the stock option agreement of Mr. Rodnyansky, Mr. Rodnyansky has agreed not to sell more than 3,108,800 shares held under his share appreciation rights before June 6, 2008.

(3)
The exercise price per share for these options is equal to the average closing sales price of our common stock for the first 20 days that it was quoted on The Nasdaq Global Market. The exercise price of $16.95 is below the closing price of CTC Media's common stock ($17.00) on the grant date. These options have a term of ten years. One half of the number of these options become exercisable over three years, with 1/36 of the options granted vesting on June 30, 2006 and the remainder vesting in 12 equal installments every three months following such date; one-half of the number of these options become exercisable over four years, with 1/48 of the options granted vesting on June 30, 2006 and the remainder vesting in sixteen equal installments every three months following such date.

(4)
The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on Mr. Podolsky's first day of employment. The option has a term of ten years and will vest as to 100,000 shares on the first anniversary of the grant date and as to the balance in 12 equal quarterly installments thereafter.

(5)
The exercise price was determined at the time of grant by the Board of Directors of CTC Media to be the fair market value of the underlying security on the date thereof (prior to CTC Media's initial public offering).

(6)
The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on Mr. Sinadski's first day of employment. The option has a term of ten years and will vest as to 50,000 shares on the first anniversary of the grant date and as to the balance in eight equal quarterly installments thereafter.

        The following table sets forth certain information regarding the exercise of stock options during 2007 for each of the named executive officers:

OPTION EXERCISES DURING FISCAL 2007

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)

Alexander Rodnyansky	—	—

Boris Podolsky	—	—

Nilesh Lakhani	535,322	$7,628,209

Vladimir Khanumyan	—	—

Viacheslav Sinadski	—	—

Sergey Petrov	—	—

John Dowdy	19,739	$215,420

(1)
Value represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

Potential Payments Upon Termination or Change in Control

        Set forth below for each of the named executive officers is a summary of potential payments and benefits each such executive officer would receive upon termination of employment or a change in control of CTC Media under certain circumstances.

        With respect to each named executive officer who was serving in such capacity as of December 31, 2007, we have assumed that the triggering event in question occurred on December 31, 2007, the last calendar day of the year. We had no named executive officers whose employment with us terminated during the last fiscal year.

        Nilesh Lakhani served as our Chief Financial Officer until his resignation on December 10, 2007. Upon his resignation, we agreed (i) to pay Mr. Lakhani his target 2007 bonus of $256,667, less all applicable taxes and withholdings, (ii) to provide Mr. Lakhani with substantially the same level of health, medical and/or dental benefits currently provided to him and his immediate family (subject to any generally applicable changes to the policies pursuant to which such coverage is provided) until March 31, 2008. (iii) to reimburse Mr. Lakhani up to $5,000 for costs related to retaining a tax accountant to prepare his US (federal and, if any, state) and Russian tax returns for the 2007 calendar year (as consistent with Mr. Lakhani's employment agreement), (iv) to permit Mr. Lakhani to have exclusive use of a company car and driver that he is provided as of his resignation date until March 31, 2008, and to have the option to purchase the company car, for cash at the lower of fair market value or net book value (as determined by reference to our financial statements), with such option to expire on April 15, 2008, and (v) to pay Mr. Lakhani for any vacation days that accrued in accordance with his employment agreement but were not taken as of his resignation date. Mr. Lakhani has also agreed not to compete with us for a one-year period and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after the date of his resignation.

        John Dowdy served as our Chief Accounting Officer until his resignation on December 31, 2007. Upon his resignation, we agreed (i) to pay Mr. Dowdy his target 2007 bonus of $63,000, less all applicable taxes and withholdings, (ii) to reimburse Mr. Dowdy up to $2,500 for costs related to retaining a tax accountant to prepare his Russian tax returns for the 2007 calendar year, and (iii) to pay Mr. Dowdy for any vacation days that accrued in accordance with his employment agreement but were not taken as of his resignation date. Mr. Dowdy has also agreed not to compete with us for a one-year period and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after the date of his resignation.

Involuntary Termination Not for Cause

        The following is a discussion of the potential payments under current programs to each of our named executive officers in the event that such named executive officers were involuntarily terminated other than for cause.

        If we were to terminate the employment of Messrs. Rodnyansky or Sinadski without cause we would be required to provide him with six months' notice and to pay him a severance payment of six months of his base salary. Both Messrs. Rodnyansky and Sinadski are required to provide us with six months' notice before terminating their employment. If we were to terminate without cause the employment of any of Mr. Podolsky or Mr. Khanumyan, we would be required to provide such officer with six months' notice. Likewise, each of Messrs. Podolsky and Mr. Khanumyan is obligated to provide us six months' notice before terminating his employment agreement. If we terminate Mr. Petrov without cause prior to the expiration of his employment agreement, we are required to provide him one months' notice and to pay him a severance payment of six months of his base salary. Mr. Petrov has agreed to provide us one months' notice should he elect to terminate his employment with us.

        In the event that Mr. Petrov ceases to remain employed for any reason other than disability or death, he would have a period of 30 days following the date of such cessation of employment during which to exercise each outstanding option held by him. In the event that Messrs. Rodnyansky, Podolsky, Khamumyan or Mr. Sinadski ceased to remain employed for any reason other than disability or death, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding option held by him. Mr. Rodnyansky would have a period of 210 days following the date of such cessation of employment during which to exercise his share appreciation rights.

        Amounts Payable.    The following table indicates the amounts for which each executive officer would have been eligible had he been involuntarily terminated for cause as of December 31, 2007. The actual amounts that would be paid out can only be determined at the time of the executive officer's involuntary termination without cause.

INVOLUNTARY TERMINATION NOT FOR CAUSE

Name	Cash Payment		Value of Stock Options(1)	Value of Share Appreciation Rights(2)	Total

Alexander Rodnyansky	$550,000	(3)	$18,391,861	$177,574,656	$196,516,517

Boris Podolsky	$192,500	(4)	—	—	$192,500

Vladimir Khanumyan	$165,000	(4)	$8,917,996	—	$9,082,996

Viacheslav Sinadski	$300,000	(3)	—	—	$300,000

Sergey Petrov	$125,417	(5)	$367,144	—	$492,561

(1)
Calculated as the difference between the exercise price of all outstanding in-the-money options exercisable as of December 31, 2007 and the closing price of our common stock as of

  December 31, 2007 ($30.20), the last business day in the fiscal year, multiplied by the number of such options.

(2)
Calculated as the difference between the exercise price of all outstanding in-the-money share appreciation rights exercisable as of December 31, 2007 and the closing price of our common stock as of December 31, 2007 ($30.20), the last business day in the fiscal year, multiplied by the number of such share appreciation rights.

(3)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months of salary, pursuant to the employment agreements between CTC Media and each of Mr. Rodnyansky and Mr. Sinadski.

(4)
Consists of a cash payment of six months' salary pay in lieu of providing six months' notice, pursuant to the employment agreements between CTC Media and each of Mr. Podolsky and Mr. Khanumyan.

(5)
Consists of a cash payment of one months' salary in lieu of providing one months' notice, plus a severance payment equal to six months of salary, pursuant to the employment agreements between CTC Media and Mr. Petrov.

        See the table "OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END" on page 29 for the actual number of exercisable and unexercisable options and share appreciation rights as of December 31, 2007.

Death, Disability, Resignation or Retirement

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of their termination of employment due to death, disability, resignation or retirement. At the end of this section are tables indicating the estimated amounts for which each named executive officer would have been eligible in the event of his death or termination of employment due to disability, resignation or retirement as of December 31, 2007.

        With regard to outstanding stock options, should the option holder's employment terminate by reason of disability, then the option holder shall have a period of 12 months following the date of such cessation of employment during which to exercise each outstanding option held by such option holder. If the option holder dies while holding an outstanding option, then the personal representative of his estate or the person or persons to whom the option is transferred pursuant to the option holder's will or the laws of inheritance shall have a 12-month period following the date of the option holder's death to exercise such option. With regard to the share appreciation rights held by our CEO, should the CEO die while holding share appreciation rights, then the personal representative of his estate or the person or persons to whom the share appreciation rights are transferred pursuant to the CEO's will or the laws of inheritance shall have a 210-day period following the date of the CEO's death to exercise such share appreciation rights.

        In the event that Messrs. Rodnyansky, Podolsky, Khamumyan or Sinadski resigns or retires, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding vested option held by him. Mr. Rodnyansky would have a period of 30 days following the date of such cessation of employment during which to exercise his share appreciation rights. Under the terms of his option agreement with us, Mr. Petrov is entitled to a period of 30 days following his resignation or retirement to exercise outstanding vested options held by him.

        Amounts Payable.    The following table indicates the amount for which each executive officer would have been eligible in the event of his termination of employment due to death, disability, resignation or retirement as of December 31, 2007. The actual amounts that would be paid out can only be determined at the time of the executive officer's termination of employment due to death, disability resignation or retirement.

DEATH OR DISABILITY, RESIGNATION OR RETIREMENT

Name	Value of Stock Options(1)	Value of Share appreciation rights(2)	Total

Alexander Rodnyansky	$18,391,861	$177,574,656	$195,966,517

Boris Podolsky	—	—	—

Vladimir Khanumyan	$8,917,996	—	$8,917,996

Viacheslav Sinadski	—	—	—

Sergey Petrov	$367,114	—	$367,114

(1)
Assumes that the holder or personal representative of his estate, as the case may be, exercises such options, calculated as the difference between the exercise price of all outstanding vested in-the-money options exercisable as of December 31, 2007 and the closing price of our common stock as of December 31, 2007 ($30.20), the last business day in the fiscal year, multiplied by the number of such options.

(2)
Assumes that the holder or personal representative of his estate, as the case may be, exercises such share appreciation rights as of December 31, 2007, calculated as the difference between the exercise price of all outstanding in-the-money share appreciation rights and the closing price of our common stock as December 31, 2007 ($30.20), the last business day in the fiscal year, multiplied by the number of such share appreciation rights.

Change in Control

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of a change in control. The vesting of stock options granted to Messrs. Rodnyansky and Khanumyan in 2006 would accelerate in full in a change of control scenario where (a) neither MTG, Alfa nor any of their respective affiliates is a party to the merger or the asset sale, or (b) a party other than MTG, Alfa or any of their respective affiliates achieves control of the voting power of CTC Media's outstanding capital stock through direct or indirect beneficial ownership. In addition, the one year cliff vesting provision of the option granted to our new CFO would fall away in the event of any change of control (regardless of the parties involved) occurring prior to December 10, 2008 such that his option would be deemed to have vested on a quarterly basis from his hire date rather than from the first anniversary of his hire date. The following table indicates the amount for which each executive officer would have been eligible in the event of a change in control as described in this section as of December 31, 2007. The actual amounts that would be paid out can only be determined at the time of the change in control.

CHANGE IN CONTROL(1)

Name	Amount Payable(2)

Alexander Rodnyansky	$21,433,717

Boris Podolsky	—

Vladimir Khanumyan	$7,210,062

Viacheslav Sinadski	—

Sergey Petrov	—

(1)
In the event of a merger of CTC Media with another party, the vesting of all of our outstanding options would accelerate if (i) the options were not assumed by the successor corporation, or

  (ii) the options were not replaced with a cash incentive program of the successor corporation which preserves the spread existing on the option shares. For purposes of this discussion we have assumed that the successor corporation would assume such options or put in place an appropriate cash incentive program.

(2)
Consists of the value of stock options not already exercisable as of December 31, 2007 that would become immediately exercisable under a change in control not involving MTG, Alfa or any of their respective affiliates, calculated as the difference between the exercise price of such options and the closing price of our common stock as of December 31, 2007 ($30.20), the last business day in the fiscal year, multiplied by the number of such options.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Share Appreciation Rights (a)	Weighted-average Exercise Price of Outstanding Options and Share Appreciation Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by holders of CTC Media securities	11,544,485	$9.34	337,315

Equity compensation plans not approved by holders of CTC Media securities	—	—	—

Total	11,544,485	$9.34	337,315

Director Compensation

        Our Compensation Committee regularly reviews our director compensation policies so as to make recommendations to the Board of Directors in regard to director compensation. Following a review of compensation, the Compensation Committee recommended to the Board of Directors that no changes were needed to the director compensation program for 2007. This recommendation was adopted by our Board of Directors.

        In 2007, each director received $75,000 for service as a director. Our co-chairmen and directors who served on board committees received an additional $25,000 in 2007. All directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. No stock options or other stock-based awards were granted to any of our directors in 2007.

        For 2008, our Board of Directors, upon the recommendation of our Compensation Committee, raised director fees for 2008 to $100,000 per year. Our co-chairman and directors who serve on board committees will continue to receive an additional $25,000.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation ($)	Total ($)

Hans-Holger Albrecht	$100,000	—	$100,000

Peter Aven	$100,000	—	$100,000

Vagan Abgaryan	$75,000	—	$75,000

Tamjid Basunia	$100,000	—	$100,000

Maria Brunell Livfors	$75,000	—	$75,000

Charles J. Burdick	$100,000	—	$100,000

Kaj Gradevik	$75,000	—	$75,000

Werner Klatten	$100,000	—	$100,000

Oleg Sysuev	$75,000	—	$75,000

Compensation Committee Interlocks and Insider Participation

        In 2007, the Compensation Committee comprised Messrs. Albrecht, Aven and Burdick. None of the members were, at any time, officers or employees of CTC Media or any subsidiary of CTC Media, and none of them had any relationship with CTC Media requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No executive officer of CTC Media serves, or has served, as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of CTC Media's Board of Directors or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors:

                      Charles J. Burdick, Chairman
                      Hans-Holger Albrecht
                      Peter Aven

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        On March 28, 2008, the Audit Committee appointed Ernst & Young LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young LLC was our independent registered public accounting firm for the fiscal year ended December 31, 2007.

        Representatives of Ernst & Young LLC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. In the event that the ratification of the appointment of Ernst & Young LLC as our independent registered public accounting firm is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

        THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act ("Section 16(a)") requires executive officers, directors, and stockholders who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the SEC and any national securities exchange on which our securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, pursuant to Item 405 of Regulation S-K, we believe that our officers, directors and greater than ten percent (10%) stockholders have complied with all Section 16(a) filing requirements applicable to them.

Stockholder Proposals for the 2009 Annual Meeting

        Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us at our principal office in Moscow, Russia not later than December 2, 2008, for inclusion in the proxy statement for that meeting.

        In addition, our By-Laws (which are on file with the SEC) require that CTC Media be given advance notice of matters that stockholders wish to present for action at an Annual Meeting of stockholders (other than matters included in CTC Media's proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to the Company Secretary at our principal offices between December 25, 2008 and January 24, 2009; provided that if the 2009 Annual Meeting of Stockholders occurs before April 4, 2009 or after June 23, 2009, such notice must be received no earlier than the 120th day prior to the 2009 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting of Stockholders or the tenth day following the day on which notice of the date of the 2008 Annual Meeting of Stockholders was made, whichever first occurs.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders are already "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia, Attn: Investor Relations; email: eostrova@ctcmedia.ru. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

By Order of the Board of Directors
Boris Podolsky
Chief Financial Officer and Company Secretary

April 1, 2008

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Admission Ticket
C123456789

000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE	000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2	Electronic Voting Instructions
ADD 3	You can vote by Internet!
ADD 4	Available 24 hours a day, 7 days a week!
ADD 5
ADD 6	Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday April 23, 2008.

Vote by Internet
	•	Log on to the Internet and go to
www.envisionreports.com/CTCM
	•	Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A         Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold			For	Withhold		For	Withhold

	01 - Tamjid Basunia*	☐	☐	02 - Maria Brunell Livfors*		☐	☐	03 - Oleg Sysuev*	☐	☐

* to serve a three-year term until the 2011 Annual Meeting and until his or her successor is duly elected and qualified.

				For	Against	Abstain

2.	To ratify the selection by the Audit Committee of Ernst &			☐	☐	☐
Young LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

B         Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C         Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140
CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A
3 1 D V	0 1 6 7 8 7 1	SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A
SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	00VI1B

2008 Annual Meeting Admission Ticket

2008 Annual Meeting of

CTC Media, Inc. Stockholders

April 24, 2008, at 12:00 p.m. Local Time

Hilton Stockholm Slussen Hotel

Guldgränd 8, Stockholm, Sweden 10465

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CTC Media, Inc.

Notice of 2008 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2008

Boris Podolsky and Vladimir Khanumyan (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CTC Media, Inc. to be held on Thursday, April 24, 2008 at 12:00 p.m., local time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all proposals.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

QuickLinks

  April 1, 2008
TABLE OF CONTENTS
Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting of Stockholders
Voting Securities and Votes Required
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE
ELECTION OF DIRECTORS
BOARD RECOMMENDATION
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
2007 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
OPTION EXERCISES DURING FISCAL 2007
INVOLUNTARY TERMINATION NOT FOR CAUSE
DEATH OR DISABILITY, RESIGNATION OR RETIREMENT
CHANGE IN CONTROL(1)
DIRECTOR COMPENSATION
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS